Exhibit 1.1

EXECUTION VERSION

WYETH

$500,000,000 5.450% Notes Due 2017

$2,000,000,000 5.950% Notes Due 2037

UNDERWRITING AGREEMENT

March 22, 2007

J.P. Morgan Securities Inc.

Citigroup Global Markets Inc.

As Representatives of the several Underwriters

c/o J.P. Morgan Securities Inc.

277 Park Avenue

New York, NY 10172

Ladies and Gentlemen:

Wyeth, a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”) $500,000,000 aggregate principal amount of its 5.450% Notes Due 2017 (the “2017 Notes”) and $2,000,000,000 aggregate principal amount of its 5.950% Notes Due 2037 (the “2037 Notes”, together with the 2017 Notes, the “Notes”) . The Notes will be issued as separate series of debt securities under a supplemental indenture (the “Supplemental Indenture”) to be dated as of March 27, 2007 between the Company and The Bank of New York, as successor trustee (the “Trustee”). The Supplemental Indenture relates to an indenture dated as of April 10, 1992, as amended on October 13, 1992, between the Company and the Trustee (the “Base Indenture”, and as further amended and supplemented by the Supplemental Indenture, the “Indenture”).

The Company has filed with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement (File No. 333-141486), including a prospectus, relating to certain debt securities to be issued by the Company from time to time. The Company shall promptly hereafter file with, or transmit for filing to, the Commission a prospectus supplement (the “Prospectus Supplement”) specifically relating to the Notes pursuant to Rule 424 under the Securities Act of 1933, as amended (the “Securities Act”). The term “Registration Statement” means the registration statement, including the exhibits thereto, as amended to the date of this Agreement and includes the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement. The term “Basic

Prospectus” means the prospectus included in the Registration Statement. The term “Prospectus” means the Basic Prospectus together with the Prospectus Supplement in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act). The term “Preliminary Prospectus” means any preliminary prospectus supplement specifically related to the Notes, together with the Basic Prospectus. As used herein, the terms “Basic Prospectus”, “Preliminary Prospectus” and “Prospectus” shall include in each case the documents, if any, incorporated by reference therein. The terms “supplement” and “amendment” or “amend” as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Prospectus by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For purposes of this Agreement, the term “Effective Time” means the effective date of the Registration Statement with respect to the offering of Notes, as determined for the Company pursuant to Section 11 of the Securities Act and Item 512 of Regulation S-K, as applicable.

At or prior to the time when sales of the Notes will be first made (the “Time of Sale”), the Company will prepare certain information (collectively, the “Time of Sale Information”) which information will be identified in Schedule 2 to this Agreement for such offering of Notes as constituting part of the Time of Sale Information.

The Company hereby agrees with the Underwriters as follows:

1. Issue, Sale and Purchase. The Company agrees to issue and sell the Notes to the several Underwriters as hereinafter provided, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase, severally and not jointly, from the Company the respective principal amount of Notes set forth opposite such Underwriter’s name in Schedule 1 hereto at a price (the “Purchase Price”) equal to (i) in the case of the 2017 Notes, 99.343% of their principal amount and (ii) in the case of the 2037 Notes, 98.446% of their principal amount, plus, in each case, accrued interest, if any, from March 27, 2007 to the date of payment and delivery.

The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Notes contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, no Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

2. Public Offering. The Company is advised by the Representatives that the Underwriters propose (i) to make a public offering of their respective portions of the Notes as soon after this Agreement has become effective as in the judgment of the Representatives is advisable and (ii) to offer the Notes under the terms set forth in the Prospectus and Time of Sale Information.

The Company confirms that it has authorized the Underwriters, subject to the restrictions set forth below, to distribute copies of the Prospectus and Time of Sale Information in connection with the offering of the Notes.

3. Payment and Delivery. Payment for the Notes shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representatives on March 27, 2007, or at such other time on the same or such other date, not later than the fifth Business Day thereafter (subject to Section 11) as the Representatives and the Company may agree upon in writing. The time and date of such payment are referred to herein as the “Closing Date”. As used herein, the term “Business Day” means any day other than a day on which banks are permitted or required to be closed in New York City.

Payment for the Notes shall be made against delivery to the nominee of The Depository Trust Company for the respective accounts of the several Underwriters of the Notes of one or more global notes (collectively, the “Global Notes”) representing each series of Notes, with any transfer taxes payable in connection with the transfer to the Underwriters of the Notes duly paid by the Company. The Global Notes will be made available for inspection by the Representatives at the office of J.P. Morgan Securities Inc. at the address set forth above not later than 1:00 P.M., New York City time, on the Business Day immediately prior to the Closing Date.

4. Representations and Warranties. The Company represents and warrants to each of the Underwriters that:

(a) The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission.

(b)(i) Each document filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied as of the date of filing or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement, as of the Effective Time, did not contain, and the Registration Statement, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein misleading, (iii) each Preliminary Prospectus complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iv) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, and (v) the Prospectus will not, in the form used by the Underwriters to confirm sales of Notes and as of the Closing Date, contain and, as amended or supplemented, if applicable, will not contain at the time of such amendment or supplement any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 4(b) do not apply (A) to statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein or (B) to that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of the Trustee.

(c) The Time of Sale Information, at the Time of Sale and at the Closing Date did not and will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Time of Sale Information. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

(d) The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Schedule 2 to this Agreement as constituting the Time of Sale Information and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, or filed prior to the first use of such Issuer Free Writing Prospectus, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus.

(e) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and Time of Sale Information and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(f) Each Restricted Subsidiary (as defined in the Indenture) of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and Time of Sale Information and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(g) This Agreement has been duly authorized, executed and delivered by the Company.

(h) The Indenture has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

(i) The Indenture has been qualified under the Trust Indenture Act.

(j) The Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) rights of acceleration, if any, and the availability of equitable remedies may be limited by equitable principles of general applicability.

(k) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture and the Notes will not contravene any material provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its Restricted Subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Restricted Subsidiary, and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture or the Notes, except such as may be required by the state securities or Blue Sky laws of the various states in connection with the offer and sale of the Notes by the Underwriters.

(l) Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, Prospectus and Time of Sale Information, there has not been any material adverse change in or affecting the business, properties, management, financial position or results of operations of the Company and its subsidiaries taken as a whole.

(m) Other than as set forth or contemplated in the Prospectus and Time of Sale Information, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its Restricted Subsidiaries is a party or to which any property of the Company or any of its Restricted Subsidiaries is subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have, or reasonably be expected to have, a material adverse effect on the condition, financial or otherwise, or on the earnings, business or operations of the Company and its subsidiaries, taken as a whole.

(n) The Company is not an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

(o) Each of the Company and its Restricted Subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus and Time of Sale Information, except to the extent that the failure to obtain or file would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business or operations of the Company and its subsidiaries, taken as a whole.

(p) The Company and each of the Restricted Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(q) There is and has been no failure on the part of the Company and its Restricted Subsidiaries or any of the officers and directors of the

Company or any of its Restricted Subsidiaries, in their capacities as such, to comply in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations in connection therewith, including without limitation Section 402 related to loans and Sections 302 and 906 related to certifications.

(r) The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Securities.

(s) Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein.

5. Covenants of the Company. The Company covenants and agrees with each of the several Underwriters as follows:

(a) The Company will (i) pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date and (ii) file the Prospectus in a form approved by the Underwriters with the Commission pursuant to Rule 424 under the Securities Act not later than the close of business on the second business day following the date of determination of the public offering price of the Securities or, if applicable, such earlier time as may be required by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act. The Company will file any Issuer Free Writing Prospectus (including the Term Sheets in the form of Schedule 3 to this Agreement) to the extent required by Rule 433 under the Securities Act; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request.

(b) To furnish J.P. Morgan Securities Inc. and Citigroup Global Markets Inc., without charge, a signed copy of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and, during the period mentioned in paragraph (d) below, as many copies of the Prospectus and Time of Sale Information, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as the Representatives may reasonably request.

(c) Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus prior to the consummation of the offering of the Notes, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object.

(d) If, during such period after the first date of the public offering of the Notes as in the opinion of counsel for the Underwriters the Prospectus and Time of Sale Information is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus or Time of Sale Information in order to make the statements therein, in the light of the circumstances when the Prospectus or Time of Sale Information is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus or Time of Sale Information to comply with law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters, and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Notes may have been sold by the Representatives on behalf of the Underwriters and to any other dealer upon request, either amendments or supplements to the Prospectus or Time of Sale Information as may be necessary so that the statements in the Prospectus and Time of Sale Information as so amended or supplemented will not, in the light of the circumstances when the Prospectus and Time of Sale Information is delivered to a purchaser, be misleading or so that the Prospectus and Time of Sale Information, as so amended or supplemented, will comply with law.

(e) To make generally available to the Company’s security holders and to the Representatives as soon as practicable an earning statement covering a twelve-month period beginning on the first day of the first full fiscal quarter after the date of this Agreement, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(f) During the period beginning on the date of this Agreement and continuing to and including the Business Day immediately following the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or warrants to purchase debt securities of the Company substantially similar to the Notes (other than the Notes and commercial paper issued in the ordinary course of business), without the prior written consent of the Representatives.

(g) To endeavor to qualify the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and to continue such qualification in effect so long as reasonably required for distribution of the Notes; provided that the Company shall not be required to file a general consent to service of process in any jurisdiction or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified.

(h) So long as the Notes are outstanding, to furnish to the Underwriters copies of all reports or other communications (financial or other) furnished to holders of Notes.

(i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limiting the generality of the foregoing, all fees, costs and expenses (i) incident to the preparation, issuance, execution, authentication and delivery of the Notes, including any expenses of the Trustee, (ii) incident to the preparation, printing and distribution of the Preliminary Prospectus, the Prospectus and the Time of Sale Information (including in each case all amendments and supplements thereto), (iii) reasonably incurred in connection with the registration or qualification and determination of eligibility for investment of the Notes under the laws of such jurisdictions as the Underwriters may designate (including fees of counsel for the Underwriters and their disbursements relating thereto), (iv) in connection with the approval for trading of the Notes on any securities exchange or inter-dealer quotation system, (v) reasonably incurred in connection with the printing (including word processing and duplication costs) and delivery of this Agreement and the Indenture and the furnishing to Underwriters and dealers of copies of the Prospectus and Time of Sale Information, including mailing and shipping, as herein provided, (vi) related to any filing with the National Association of Securities Dealers, Inc., (vii) payable to rating agencies in connection with the rating of the Notes, and (viii) any expenses incurred by the Company in connection with a “road show” presentation to potential investors.

(j) The Company will, pursuant to reasonable procedures, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

6. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely a result of use by such underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Schedule 2 to this Agreement or prepared pursuant to Section 4(d) or Section 5(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus.”).

(b) Notwithstanding the foregoing the Underwriters may use term sheets (or information contained therein) substantially in the form of Schedule 3 to this Agreement without the consent of the Company.

7. Conditions to the Closing. The several obligations of the Underwriters hereunder are subject to the following conditions:

(a) If a post-effective amendment to the Registration Statement is required to be filed under the Securities Act, such post-effective amendment shall have become effective, and the Representative shall have received notice thereof, not later than 5:00 P.M., New York City time, on the date of this Agreement; if applicable, the Rule 462(b) Registration Statement shall have become effective by 10:00 a.m. New York City time on the business day following the date of this Agreement; no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative.

(b) Subsequent to the execution and delivery of this Agreement,

(i)(A) no downgrading shall have occurred in the rating accorded the Notes or any other debt securities of or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act and (B) no such organization shall have given any notice of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change in its rating of the Notes or of any other debt securities of or guaranteed by the Company or any of its subsidiaries; and

(ii) no event or condition of a type described in Section 4(l) hereof shall have occurred or shall exist, which event or condition is not described in the Prospectus or Time of Sale Information (excluding any amendment or supplement thereto) and the effect of which in the reasonable judgment of the Representatives makes it impracticable to proceed with the offering, sale or delivery of the Notes on the terms and in the manner contemplated by this Agreement and the Prospectus and Time of Sale Information.

(c) The Representatives shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in clause (b)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied in all material respects with all of the agreements and satisfied in all material respects all of the conditions on its part to be performed or satisfied on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his knowledge as to proceedings threatened.

(d) The Representatives shall have received on the Closing Date (i) an opinion of William M. Haskel, Esq., Vice President and Associate General Counsel of the Company, dated the Closing Date, to the effect set forth in Exhibit A-1, (ii) an opinion of Lawrence V. Stein, Esq., Senior Vice President and General Counsel of the Company, dated the Closing Date, to the effect set forth in Exhibit A-2 and (iii) an opinion of Simpson Thacher and Bartlett LLP, counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit A-3.

(e) The Underwriters shall have received on the Closing Date an opinion of Davis Polk & Wardwell, counsel for the Underwriters, dated the Closing Date, to the effect set forth in Exhibit B.

(f) The Underwriters shall have received on the date hereof and on the Closing Date a letter, dated the respective dates of delivery thereof, in form and substance satisfactory to the Underwriters, from the Company’s independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Prospectus and Time of Sale Information.

(g) On or prior to the Closing Date, the Company shall have furnished to the Underwriters such further certificates and documents as the Underwriters shall reasonably request.

8. Indemnification and Contribution. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Underwriter or any such controlling person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, Prospectus or Time of Sale Information (as amended or supplemented, if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company by such Underwriter in writing through the Representatives expressly for use in the Registration Statement, Prospectus or Time of Sale Information, or any amendments or supplements thereto.

In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under this Section 8 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party otherwise than under this Section 8. The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential conflicting interests between them; or (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party.

It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to the second preceding paragraph, and by the Company, in the case of parties indemnified pursuant to the third preceding paragraph. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

If the indemnification provided for in the first or second paragraph in this Section 8 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Notes shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Notes (before deducting expenses) received by the Company as set forth in Section 1 of this Agreement and the total discounts and commissions received by the Underwriters (calculated as the difference between the aggregate public offering price of the Notes and the net proceeds from the offering of the Notes (before deducting expenses) received by the Company as set forth in Section 1 of this Agreement)). The relative fault of the Company on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amounts of Notes they have purchased hereunder, and not joint.

The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8 no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten and distributed by such Underwriter were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f)

of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

The indemnity and contribution provisions contained in this Section 8 and the representations and warranties of the Company contained herein shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its directors or officers or any person controlling the Company and (iii) acceptance of and payment for any of the Notes.

9. Termination. This Agreement may be terminated by the Representatives, by notice to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, and (b) in the case of any of the events specified in clauses (a)(i) through (a)(iv), such event, individually or in the aggregate, in the reasonable judgment of the Representatives, is material and adverse and makes it impracticable to proceed with the offering, sale or delivery of the Notes on the terms and in the manner contemplated by this Agreement, the Prospectus and the Time of Sale Information.

10. Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

11. Defaulting Underwriters. If, on the Closing Date any one or more of the Underwriters shall fail or refuse to purchase Notes which it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Notes to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Notes set forth opposite their respective names in Schedule 1 bears to the aggregate principal amount of Notes set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Underwriters may specify, to purchase the Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Notes that any Underwriter has agreed to purchase pursuant to Section 1 be increased pursuant to this Section 11 by an amount in excess of one-ninth of such principal amount of Notes without the written consent of such

Underwriter. If, on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Notes which it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Notes to be purchased on such date, and arrangements satisfactory to the Underwriters and the Company for the purchase of such Notes are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Underwriters or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement or any condition of the Underwriters’ obligations cannot be fulfilled, the Company agrees to reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and expenses of their counsel) reasonably incurred by such Underwriters in connection with this Agreement and the offering contemplated hereunder.

12. Parties to this Agreement. This Agreement shall inure to the benefit of and be binding upon the Company, the Underwriters, each affiliate of any Underwriter which assists such Underwriter in the distribution of the Notes, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Notes from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

13. Representatives; Communications. Any action by the Underwriters hereunder may be taken by the Representatives jointly or by J.P. Morgan Securities Inc. alone on behalf of the Underwriters, and any such action taken by the Representatives jointly or by J.P. Morgan Securities Inc. alone shall be binding upon the Underwriters. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be given to the Underwriters c/o J.P. Morgan Securities Inc., 277 Park Avenue, New York, New York 10172 (telefax: 212-834-6702); Attention: Maria Sramek. Notices to the Company shall be given to it at Wyeth, Five Giralda Farms, Madison, New Jersey 07940 (telefax: 973-669-5402); Attention: Treasurer.

14. Counterparts. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

15. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

16. Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

17. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed part of this Agreement.

If the foregoing is in accordance with your understanding, please sign and return four counterparts hereof.

Very truly yours,

WYETH

By:	/s/ Kenneth J. Martin
Name:	Kenneth J. Martin
Title:	Chief Financial Officer and Vice Chairman

Accepted: March 22, 2007

J.P. MORGAN SECURITIES INC. CITIGROUP GLOBAL MARKETS INC. Acting severally on behalf of themselves and the several Underwriters listed in Schedule 1 hereto

By:	J.P. MORGAN SECURITIES INC.

By:	/s/ Maria Sramek
Name:	Maria Sramek
Title:	Executive Director, Debt Capital Markets

By:	CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Chandru M. Harjani
Name:	Chandru M. Harjani
Title:	Vice President

Schedule 1

Underwriters	Principal Amount of 2017 Notes To Be Purchased	Principal Amount of 2037 Notes To Be Purchased
Citigroup Global Markets Inc.	$170,000,000	$600,000,000
J.P. Morgan Securities Inc.	170,000,000	$600,000,000
Commerzbank Capital Markets Corporation Securities LLC	27,500,000	$118,000,000
Scotia Capital (USA) Inc.	27,500,000	$118,000,000
UBS Securities LLC	27,500,000	$118,000,000
Banca Nazionale del Lavoro S.p.A.	8,500,000	$48,400,000
ABN AMRO Incorporated	8,000,000	$47,200,000
Banca IMI SpA	8,000,000	$47,200,000
Banc of America Securities LLC	8,000,000	$47,200,000
Barclays Capital Inc.	8,000,000	$47,200,000
Goldman, Sachs & Co.	8,000,000	$47,200,000
Morgan Stanley & Co. Incorporated	8,000,000	$47,200,000
Piper Jaffray & Co.	8,000,000	$47,200,000
Wachovia Capital Markets, LLC	8,000,000	$47,200,000
BNY Capital Markets, Inc.	5,000,000	$20,000,000

Total	$500,000,000	$2,000,000,000

Schedule 2

Time of Sale Information

The term sheets set forth in Schedule 3 hereof.

The Preliminary Prospectus (as defined in the Underwriting Agreement dated as of March 22, 2007 among Wyeth and J.P. Morgan Securities Inc. and Citigroup Global Markets Inc., acting severally on behalf of themselves and the several underwriters listed on Schedule 1 thereto)

Schedule 3

Wyeth

$500,000,000 5.450% Notes due 2017

Issuer:	Wyeth
Size:	$500,000,000
Security Type:	Notes
Maturity:	April 1, 2017
Interest Rate:	5.450% per annum
Price to Public:	99.793% of face amount
Yield to maturity:	5.477%
Spread to Benchmark Treasury:	0.890%
Benchmark Treasury:	4.625% due February 15, 2017
Benchmark Treasury Spot and Yield:	100-9+ / 4.587%
Interest Payment Dates:	April 1 and October 1, commencing October 1, 2007
Redemption Provisions:
Make-whole call	At any time at a discount rate of Treasury plus 20 basis points
Trade Date:	March 22, 2007
Settlement Date:	March 27, 2007 (T+3)
Denominations	$2,000 x $1,000
Expected Ratings:	Moody’s: A3 Standard & Poor’s: A Fitch: A-
Joint Book-Running Managers:	Citigroup Global Markets Inc. J.P. Morgan Securities Inc.

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. toll-free at 1-877-858-5407 or J.P. Morgan Securities Inc. at 1-212-834-4533.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

Wyeth

$2,000,000,000 5.950% Notes due 2037

Issuer:	Wyeth
Size:	$2,000,000,000
Security Type:	Notes
Maturity:	April 1, 2037
Interest Rate:	5.950% per annum
Price to Public:	99.321% of face amount
Yield to maturity:	5.999%
Spread to Benchmark Treasury:	1.200%
Benchmark Treasury:	4.500% due February 15, 2036
Benchmark Treasury Spot and Yield:	95-11 / 4.799%
Interest Payment Dates:	April 1 and October 1, commencing October 1, 2007
Redemption Provisions:
Make-whole call	At any time at a discount rate of Treasury plus 25 basis points
Trade Date:	March 22, 2007
Settlement Date:	March 27, 2007 (T+3)
Denominations	$2,000 x $1,000
Expected Ratings:	Moody’s: A3 Standard & Poor’s: A Fitch: A-
Joint Book-Running Managers:	Citigroup Global Markets Inc. J.P. Morgan Securities Inc.

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. toll-free at 1-877-858-5407 or J.P. Morgan Securities Inc. at 1-212-834-4533.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

Exhibit A-1

Opinion of William M. Haskel,

Vice President and Associate General Counsel of the Company

The opinion of William M. Haskel, Vice President and Associate General Counsel of the Company, to be delivered pursuant to Section 7(d) of the Underwriting Agreement shall be to the effect that:

(i) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Information and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

(ii) each Restricted Subsidiary (as defined in the Indenture) of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Information and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

(iii) each of the Company and its Restricted Subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Time of Sale Information and the Prospectus, except to the extent that the failure to obtain or file would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

(iv) the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement, the Indenture and the Notes will not contravene any material provision of applicable law or the certificate of incorporation or by-laws of the Company, or any agreement or other instrument binding upon the Company or any of its Restricted Subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Restricted Subsidiary, and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Company of its obligations under the Underwriting Agreement, the Indenture or the Notes, except (i) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky Laws in connection with the purchase and distribution of the Notes by the Underwriters, and (ii) that no opinion is given as to the registration of the Notes under the Securities Act and the qualification of the Indenture under the Trust Indenture Act;

(v) other than as set forth or contemplated in the Time of Sale Information and the Prospectus, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the knowledge of such counsel, threatened to which the Company or any of its Restricted Subsidiaries is a party or to which any property of the Company or any of its Restricted Subsidiaries is subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have, or reasonably be expected to have, a material adverse effect on the condition, financial or otherwise, or on the earnings, business or operations, of the Company and its subsidiaries, taken as a whole;

(vi) the statements in “Item 3 — Legal Proceedings” of the Company’s annual report on Form 10-K for the year ended December 31, 2006 that are incorporated by reference in the Time of Sale Information and the Prospectus, insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings in all material respects and fairly summarize the matters referred to therein in all material respects; and

(vii) such counsel is of the opinion that each document filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Information and the Prospectus as of March 22, 2007, appeared, on its face, to be appropriately responsive, in all material respects, to the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, except that in each case we express no view with respect to the financial statements or other financial or statistical data included therein.

A-1-2

The opinion of William M. Haskel described above shall be rendered to the Underwriters at the request of the Company and shall so state therein. In giving such opinion, William M. Haskel may rely, to the extent stated in his opinion, upon such other opinions as he deems necessary, which opinions are in form and substance reasonably satisfactory to counsel for the Underwriters, provided that William M. Haskel furnish a copy thereof to the Underwriters and state that such opinions are satisfactory in form and scope and that the Underwriters and counsel for the Underwriters are entitled to rely thereon.

A-1-3

Exhibit A-2

Opinion of Lawrence V. Stein,

Senior Vice President and General Counsel of the Company

The opinion of Lawrence V. Stein, Senior Vice President and General Counsel of the Company, to be delivered pursuant to Section 7(d) of the Underwriting Agreement shall be to the effect that (except for financial information, statements and schedules as to which such counsel needs not express any belief), nothing has come to the attention of such counsel to cause such counsel to believe that the Registration Statement, at the Effective Time (including the information, if any, deemed pursuant to Rule 430A, 430B or 430C to be part of the Registration Statement at the Effective Time), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, that the Time of Sale Information, at the Time of Sale (which such counsel may assume to be the date of the Underwriting Agreement) contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that the Prospectus or any amendment or supplement thereto as of its date and the Closing Date contained or contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The opinion of Lawrence V. Stein described above shall be rendered to the Underwriters at the request of the Company and shall so state therein. In giving such opinion, Lawrence V. Stein may rely, to the extent stated in his opinion, upon such other opinions as he deems necessary, which opinions are in form and substance reasonably satisfactory to counsel for the Underwriters, provided that Lawrence V. Stein furnish a copy thereof to the Underwriters and state that such opinions are satisfactory in form and scope and that the Underwriters and counsel for the Underwriters are entitled to rely thereon.

Exhibit A-3

Opinion of Simpson Thacher & Bartlett LLP,

Counsel for the Company

The opinion of Simpson Thacher & Bartlett LLP, counsel for the Company, to be delivered pursuant to Section 7(d) of the Underwriting Agreement shall be to the effect that:

1) the Registration Statement has become effective under the Securities Act and the Prospectus was filed on March 22, 2007 pursuant to Rule 424(b) of the rules and regulations of the Commission and, to our knowledge no stop order suspending the effectiveness of the Registration Statement has been issued or proceeding for that purpose has been instituted or threatened by the Commission.

2) the Indenture has been duly authorized, executed and delivered by the Company, and duly qualified under the Trust Indenture Act and, assuming the Indenture is the valid and legally binding obligation of the Trustee, constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms.

3) the Notes have been duly authorized, executed and issued by the Company and, assuming due authentication thereof by the Trustee and upon payment and delivery in accordance with the Underwriting Agreement, will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture.

4) the Underwriting Agreement has been duly authorized, executed and delivered by the Company.

5) the statements made in the Time of Sale Information and the Prospectus under the caption “Description of the Notes”, “Description of Debt Securities”, “Underwriting” and “Plan of Distribution”, insofar as they purport to constitute summaries of certain terms of documents referred to therein, constitute accurate summaries of the terms of such documents in all material respects.

6) the issue and sale of the Notes of the Company and the compliance by the Company with all of the provisions of the Underwriting Agreement will not breach or result in a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument identified on an annexed schedule furnished to such counsel by the Company and which the Company has represented lists all material agreements and instruments to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action violate the certificate of incorporation or by-laws of the Company or any federal or New York statute or the Delaware General Corporation Law or any rule or regulation that has been issued pursuant to any federal or New York statute or the Delaware General Corporation Law or any order known to such counsel issued pursuant to any federal or New York Statute or the Delaware General Corporation Law by any court or governmental agency or body or court having jurisdiction over the Company or any of its subsidiaries or any of their properties.

7) no consent, approval, authorization, order, registration or qualification of or with any federal or New York governmental agency or body or any Delaware governmental agency or body acting pursuant to the Delaware General Corporation Law or, to such counsel’s knowledge, any federal or New York court or any Delaware court acting pursuant to the Delaware General Corporation Law is required for the issue and sale of the Notes by the Company and the compliance by the Company with all of the provisions of the Indenture and the Underwriting Agreement, except, other than as set forth in paragraph 2 above, we give no opinion as to the qualification of the Indenture under the Trust Indenture Act, and except for registration under the Securities Act of the Notes and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky Laws in connection with the purchase and distribution of the Notes by the Underwriters.

8) the Company is not an “investment company” or a company “controlled” by an “investment company” within the meaning of and subject to regulation under the Investment Company Act of 1940, as amended.

9) each of the Registration Statement, as of the date it first became effective under the Securities Act, and the Prospectus, as of March 22, 2007, appeared, on its face, to be appropriately responsive, in all material respects, to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, except that in each case we express no view with respect to the financial statements or other financial or statistical data contained in, incorporated or deemed incorporated by reference in, or omitted from the Registration Statement, the Prospectus or the Exchange Act Documents.

The opinions in paragraphs 3 and 4 above shall be subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

A-3-2

Exhibit B

Opinion of Davis Polk & Wardwell,

Counsel for the Underwriters

The opinion of Davis Polk & Wardwell, counsel for the Underwriters, to be delivered pursuant to Section 7(e) of the Underwriting Agreement shall be to the effect that:

1) the Indenture has been duly authorized, executed and delivered by the Company and, assuming that the Indenture is the valid and legally binding obligation of the Trustee, constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms;

2) the Notes have been duly authorized, executed and issued by the Company and, assuming due authentication thereof by the Trustee and upon payment and delivery in accordance with the Underwriting Agreement, will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture;

3) the Underwriting Agreement has been duly authorized, executed and delivered by the Company;

4) the statements made in the Time of Sale Information and the Prospectus under the caption “Description of the Notes”, “Description of Debt Securities”, “Underwriting” and “Plan of Distribution”, insofar as they purport to constitute summaries of certain terms of documents referred to therein, constitute accurate summaries of the terms of such documents in all material respects;

5) nothing has come to the attention of such counsel to cause such counsel to believe that the Registration Statement (as supplemented by the Prospectus), at the Effective Time (including the information, if any, deemed pursuant to Rule 430A, 430B or 430C to be part of the Registration Statement at the Effective Time), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, that the Time of Sale Information, at the Time of Sale (which such counsel may assume to be the date of the Underwriting Agreement) contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that the Prospectus or any amendment or supplement thereto as of its date and the Closing Date contained or contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (except for financial information, statements and schedules as to which such counsel needs not express any belief).

B-1

The opinions in paragraphs 1 and 2 above shall be subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

With respect to paragraph (5) above, such counsel may state that their opinion and belief are based upon their participation in the preparation of the Prospectus and Time of Sale Information and any amendments or supplements thereto (other than the documents incorporated by reference) and upon review and discussion of the contents thereof (including documents incorporated by reference) but are without independent check or verification, except as specified.

B-2